PROXY CARD
Fifth Third Funds	FIFTH THIRD FUNDS
FIFTH THIRD SHORT TERM BOND FUND
PROXY FOR A JOINT SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON SEPTERMBER 5, 2012

The undersigned, revoking previous proxies, if any, with respect to the shares described below, hereby appoints E. Keith Wirtz, Matthew A. Ebersbach and Richard B. Ille each the attorney, agent, and proxy of the undersigned, with full power of substitution, to vote at the Special Meeting of Shareholders (the “Meeting”) of Fifth Third Funds (the “Trust”) to be held at the offices of the Trust’s investment adviser, accountant and administrator, 38 Fountain Square Plaza Cincinnati, Ohio 45202 on September 5, 2012 at 9:00 a.m., Eastern Time, and at any and all adjournments thereof, all shares of beneficial interest held of the funds below, on the proposals set forth regarding the closure of each fund below and any other matters properly brought before the Meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE TRUSTS’ BOARD OF TRUSTEES, AND MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF THE TRUST AN INSTRUMENT REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING IN-PERSON AND VOTING AT THE MEETING.

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED.  The undersigned acknowledges receipt with this Proxy Statement of the Board of Trustees.  Your signature(s) on this should be exactly as your name(s) appear on this Proxy.  If the shares are held jointly, each holder should sign this Proxy.  Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.

Signature	Date

Signature of Joint Shareholder	Date

Title if a corporation, partnership or other entity

Three simple methods to vote your proxy:

INTERNET
Log on to www.proxyonline.us. Make sure to have this proxy card available when you plan to vote your shares.  You will need the control number found in the box at the right at the time you execute your vote.
CONTROL NUMBER 123456789123

TOUCHTONE PHONE	Simply dial toll-free 1-888-227-9349 and follow the automated instructions. Please have this proxy card available at the time of the call.

MAIL	Simply sign, date, and complete the reverse side of this proxy card and return it in the postage paid envelope provided.

If you would like another copy of the proxy materials, it is available at www.proxyonline.us.  You will need your control number above to log in.

IT IS IMPORTANT THAT PROXIES BE VOTED PROMPTLY. EVERY SHAREHOLDER’S VOTE IS IMPORTANT.

TAG ID:	BAR CODE	CUSIP: 123456789

FIFTH THIRD SHORT TERM BOND FUND	PROXY CARD

QUESTIONS ABOUT THIS PROXY?  Should you have any questions about the proxy materials or regarding how to vote your shares, please contact our proxy information line toll-free at 1-866-530-8627.  Representatives are available Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.  We have retained AST Fund Solutions to assist our shareholders in the voting process.  If we have not received your proxy card or vote as the date of the Special Meeting approaches, representatives from AST Fund Solutions may call you to remind you to exercise your vote.

THIS PROXY WILL, WHEN PROPERLY EXECUTED, BE VOTED AS DIRECTED HEREIN BY THE SIGNING SHAREHOLDER(S).  IF NO CONTRARY DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS AND IN THE APPOINTED PROXIES’ DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Each Fund shareholder is entitled to one (1) vote per share held, and fractional votes for fractional shares held, on any matter submitted to a vote at the Meeting on a Fund of which shares are held.  Shareholders may not transfer their votes among Funds.

TO VOTE, MARK ONE BOX IN BLUE OR BLACK INK.  Example:  ☒

Proposal 1:	As a Shareholder of the Fund, you are being asked to approve an Agreement and Plan of Reorganizaion between:

Target Fund:	FIFTH THIRD SHORT TERM BOND FUND

Acquiring Fund:	TOUCHSTONE ULTRA SHORT DURATION FIXED INCOME FUND, A SERIES OF TOUCHSTONE FUNDS GROUP TRUST

PROPOSAL DETAILS:

	FOR	AGAINST	ABSTAIN
To approve an Agreement and Plan of Reorganization (“Reorganization Agreement”) between each Acquired Fund identified above and the corresponding Acquiring Fund identified above (each an “Acquiring Fund” and collectively, the “Acquiring Funds”) providing for: (i) the transfer of all of the assets of the Acquired Fund in exchange solely for corresponding class shares of the Acquiring Fund as set forth in the table below (each, a “Corresponding Class”) and the assumption by the corresponding Acquiring Fund of the liabilities, as set forth in the Reorganization Agreement, of the Acquired Fund; (ii) the distribution of the Corresponding Class shares of the corresponding Acquiring Fund to shareholders of the Acquired Fund as set forth in the table below; and (iii) the liquidation and dissolution of the Acquired Fund (each, a “Reorganization” and collectively, the “Reorganizations”).To approve terminating the Fifth Third Dividend Growth Fund, which will be achieved by converting the Fund’s assets to cash, distributing the Fund’s assets to its remaining shareholders and ceasing operations.
	☐	☐	☐

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN.

PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE
OR VOTE BY PHONE OR INTERNET.

PLEASE SEE THE REVERSE SIDE FOR INSTRUCTIONS.

TAG ID:	BAR CODE	CUSIP: 123456789